CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-126545, 333-155773 and 333-167337), Form S-4 (Nos. 333-121617, 333-107494 and 333-162398) and Form S-8 (Nos. 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918, 333-163197, 333-78537, 333-174373 and 333-176353) of CoreLogic, Inc. of our report dated February 28, 2012 relating to the financial statements of Rels LLC, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 28, 2012